EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of Community Banks, Inc. of our report dated January 24, 2003 relating to the financial statements for the year ended December 31, 2002, which appears in Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Harrisburg, Pennsylvania

April 22, 2005